UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 8, 2007
Omega Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-13599	25-1420888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive, State College, Pennsylvania	16801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (814)-231-1680
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On November 8, 2007, Omega Financial Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with F.N.B. Corporation, a Florida corporation (“FNB”); pursuant to which the Company will merge with and into FNB (the “Merger”), with FNB continuing as the surviving corporation.
Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, $5.00 par value, of the Company, other than Treasury Shares, will be canceled and will be converted automatically into the right to receive 2.022 shares of common stock, $.01 par value, of FNB. For purposes hereof, Treasury Shares means shares of the Company’s common stock held by the Company or any of its subsidiaries or by FNB or any of its subsidiaries, other than in a fiduciary, including custodial or agency, capacity or as a result of debts previously contracted in good faith.
The Merger is expected to be completed early in the second quarter of 2008, subject to the approval of the shareholders of each of Omega and FNB, customary regulatory approvals as well as the satisfaction of other customary closing conditions.
Under the Merger Agreement, the Company may not solicit or engage in discussions or negotiations with a third party regarding an acquisition of the stock or assets of the Company, except that the Company may respond to an unsolicited written bona fide proposal for an alternative acquisition that the board of directors determines is a Superior Proposal (as defined in the Merger Agreement) and the Company otherwise complies with certain terms of the Merger Agreement.
The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received an unsolicited bona fide Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $15 million to FNB. In certain other circumstances, the Merger Agreement provides for the Company to pay to FNB a fee of $15 million upon termination of the Merger Agreement. The Company and FNB are also required to reimburse the other party for up to $500,000 of its out-of-pocket expenses upon termination of the Merger Agreement if, in certain circumstances, the representations made by the non-terminating party in the Merger Agreement are untrue, the non- terminating party has failed to perform all obligations required to be performed by it under the Merger Agreement, or the Merger Agreement is not approved by the shareholders of the non-terminating party.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as an exhibit hereto, and is incorporated herein by reference.
The Merger Agreement contains customary representations, warranties, covenants and agreements made by the Company and FNB as of specific dates that were made for purposes of that contract between the parties and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

Investors are cautioned that the Company may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of its shareholders or FNB’s shareholders, the failure to obtain regulatory approvals or the failure to satisfy other closing conditions.
Additional Information and Where to Find It
In connection with the proposed merger, the Company and FNB will file a joint proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission. SHAREHOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by the Company and FNB at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free from the Company by directing such request to the Company at 366 Walker Drive, State College, Pennsylvania 16801, Attention: Investor Relations, telephone: (814) 231-7680.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Company common stock is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available.

Item 7.01.	Regulation FD Disclosure
On November 9, 2007, FNB and the Company provided an information package to the Company’s employees regarding the proposed merger transaction. The employee package is included as Exhibit 99.1 hereto.
Item 8.01. Other Events
On November 9, 2007, FNB and the Company announced that the Company entered into the Merger Agreement with FNB; pursuant to which the Company will merge with and into FNB, with FNB continuing as the surviving corporation. The press release is included as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

No.	Description
2.1	Agreement and Plan of Merger among F.N.B. Corporation and Omega Financial Corporation dated as of November 8, 2007 (Incorporated by reference to F.N.B. Corporation’s Form 8-K filed with the SEC on November 9, 2007)

99.1	Omega Financial Corporation Employee Packet (Incorporated by reference to F.N.B.

Corporation’s Form 8-K filed with the SEC on November 9, 2007)

99.2	Press Release dated November 9, 2007 (Incorporated by reference to F.N.B. Corporation’s Form 8-K filed with the SEC on November 9, 2007)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Financial Corporation
Date: November 9, 2007

By:	/s/ Daniel L. Warfel
	Name:	Daniel L. Warfel
	Title:	EVP and Chief Financial Officer